UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2006

CNET Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-20939	13-3696170
(Commission File Number)	(IRS Employer Identification Number)

235 Second Street

San Francisco, CA 94105

(Address of principal executive offices including zip code)

(415) 344-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 13, 2006, CNET Networks, Inc. received a Nasdaq Staff Determination notice stating that the company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14). The notice was issued in accordance with Nasdaq procedures because the company did not timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2006.

In response to a similar letter the company received in August 2006 following its failure to timely file its Form 10-Q for the quarter ended June 30, 2006, CNET Networks, Inc. requested and was granted a hearing on September 26, 2006 with the Nasdaq Listing Qualifications Panel. The company is awaiting a decision from the Listing Qualifications Panel following this hearing.

The November 13, 2006 Nasdaq notice states that the September 30, 2006 10-Q filing delinquency will serve as an additional basis for delisting the company’s securities on the Nasdaq Global Market and that the Nasdaq Listing Qualifications Panel will consider this matter in rendering a determination regarding the company’s continued listing on the Nasdaq Global Market. Pending a decision by the hearing panel, CNET Networks’ common stock will continue to be listed on the Nasdaq Global Market. There can be no assurance that the hearing panel will grant the company’s request for continued listing.

The company failed to timely file its Form 10-Q for the periods ended June 30, 2006 and September 30, 2006 pending completion of an internal investigation into the company’s stock option practices and related accounting.

A copy of the press release disclosing receipt of the notice is attached hereto as Exhibit 99.1 and is incorporated in this Item 3.01 by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated November 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2006

CNET Networks, Inc.

By:	/s/ George Mazzotta
Name:	George Mazzotta
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 15, 2006